   As filed with the Securities and Exchange Commission on November 13, 1998
                                Registration No.

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ---------------------------

                                 AMERIPATH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                           65-0642485
    (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

            7289 GARDEN ROAD, SUITE 200, RIVIERA BEACH, FLORIDA 33404
               (Address of Principal Executive Offices, Zip Code)

                              AMERISAVE 401(K) PLAN
                            (Full title of the plan)

                                  JAMES C. NEW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 AMERIPATH, INC.
                           7289 GARDEN ROAD, SUITE 200
                          RIVIERA BEACH, FLORIDA 33404
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                          ---------------------------

                          BEATRIZ LLORENS KOLTIS, ESQ.
                              JOSEPH I. EMAS, ESQ.
                            STEEL HECTOR & DAVIS LLP
                          200 SOUTH BISCAYNE BOULEVARD
                                   SUITE 4000
                            MIAMI, FLORIDA 33131-2398
                                 (305) 577-7000

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                 AMOUNT TO         PROPOSED MAXIMUM                 PROPOSED MAXIMUM            AMOUNT OF
TITLE OF SECURITIES                 BE          OFFERING PRICE PER UNIT          AGGREGATE OFFERING PRICE     REGISTRATION
TO BE REGISTERED                REGISTERED               (1)                              (1)                      FEE
--------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $. 01 PAR
VALUE                        5,000,000(2)(3)             $13.41                     $67,050,000                $18,639.90
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the AmeriSave 401(k) Plan described herein.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULES 456 AND 462 PROMULGATED THEREUNDER.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        Not required to be filed with the Commission.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (i) The Registrant's Annual Report on Form 10-K (Commission File No 000-22313) for the fiscal year ended December 31, 1997.

        (ii) The Registrant's Quarterly Reports on Form 10-Q (Commission File No 000-22313) for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

       (iii) The Registrant's Current Reports on Form 8-K filed on February 13, 1998 and April 28, 1998.

        (iv) The Registrant's Proxy Statement dated May 8, 1998 and filed on April 15, 1998 (Commission File No. 000-22313).

        (v) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A, dated September 8, 1997, including all amendments and reports filed for the purpose of updating such description.

        (vi) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the report referred to in (1) above.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Certificate of Incorporation provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         The Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See "Exhibit Index" on page 8 below.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riviera Beach, State of Florida, on this 13th day of November, 1998.


                                          AMERIPATH, INC.



                                          By:/s/ JAMES C. NEW
                                          -------------------------------------
                                          James C. New
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. New and Robert P. Wynn his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and any additional registration statements filed under the Securities Act of 1933 relating hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 13, 1998.


 SIGNATURE                          TITLE                                                 DATE
 ---------                          -----                                                 ----

 /s/ JAMES C. NEW                   President, Chief Executive Officer and            November 13, 1998
 -----------------------------      Director (principal executive officer)
 James C. New



 /s/ ALAN LEVIN, M.D.               Chief Operating Officer and Director              November 13, 1998
 -----------------------------
 Alan Levin, M.D.



 /s/ ROBERT P. WYNN                 Executive Vice President and Chief                November 13, 1998
 -----------------------------      Financial Officer (principal financial
 Robert P. Wynn                     officer and principal accounting officer)



 /s/ THOMAS S. ROBERTS              Chairman of the Board and Director                November 13, 1998
 -----------------------------
 Thomas S. Roberts



 /s/ TIMOTHY KILPATRICK, M.D.       Director                                          November 13, 1998
 -----------------------------
 Timothy Kilpatrick, M.D.



 /s/ C. ARNOLD RENSCHLER, M.D.      Director                                          November 13, 1998
 -----------------------------
 C. Arnold Renschler, M.D.



 /s/ E. ROE STAMPS, IV              Director                                          November 13, 1998
 -----------------------------
 E. Roe Stamps, IV

                                  EXHIBIT INDEX

     EXHIBIT NUMBER                        DESCRIPTION

         4.1               AmeriPath's Amended and Restated Bylaws**

         4.2               AmeriPath's Amended and Restated Certificate of
                           Incorporation**

         4.3 AmeriPath's Certificate of Amendment to the Amended and Restated Certificate of Incorporation**

         4.4               Form of Stock Certificate**

         5 Opinion of Steel Hector & Davis, LLP and consent of counsel

         23.1 Consent of Steel Hector & Davis, LLP, is contained in its opinion included as Exhibit 5 hereof

         23.2              Consent of Deloitte & Touche LLP

         24 Power of Attorney is included in the Signature Section of this Registration Statement
















**     Incorporated by reference to the exhibit referenced and filed with the
         AmeriPath Form S-1 (File No. 333-34265), effective October 21, 1997, filed September 8, 1997.